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                                                                    EXHIBIT 23.1


                   [MENGEL METZGER BARR & CO. LLP LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors
LightFirst Inc.

We consent to incorporation by reference in the registration statement on Form S-1 (Amendment No. 3, Registration No. 333-107769) of LightFirst Inc. of our report dated March 25, 2004, relating to the statement of financial position of LightFirst Inc. as of December 31, 2003 and 2002, and the related statements of operations, shareholders' deficiency and cash flows for the years ended December 31, 2003 and 2002, for the period from inception (April 11, 2001) to December 31, 2001 and for the period from inception (April 11, 2001) to December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of LightFirst Inc.


                                            /s/ MENGEL METZGER BARR & CO. LLP

                                                MENGEL METZGER BARR & CO. LLP


Rochester, New York
April 14, 2004